SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


  Date of Report (Date of earliest event reported): February 25, 2004


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 5. - OTHER EVENTS AND REGULATION FD DISCLOSURE


On February 25, 2004, the Registrant issued the following announcement over the newswire and posted it on its website (www.sonexresearch.com):



                        SONEX HIRES PRESIDENT

ANNAPOLIS, MARYLAND, February 25, 2004 - SONEX RESEARCH, INC. (OTC BB: SONX), a leader in the field of clean burn combustion technology, announced it has hired Mr. Roger D. Posey to fill its vacant President position.

Prior to joining Sonex, Mr. Posey held management and operational leadership positions with CSX Transportation, Inc., Noise Cancellation Technologies Inc., and Tenneco Automotive Inc. throughout his 30 years in the marketplace. More recently Mr. Posey personally directed a successful turnaround of a large privately held metals manufacturing company which realized exponential growth. In addition, Mr. Posey has considerable experience in bringing technology to the commercial marketplace.

Mr. Posey holds a B.S. degree from the University of Maryland. He is a member of a number of professional organizations, including the Acoustical Society of America, Institute of Noise Control Engineers, American Industrial Hygiene
Association, among others; further, he has written and published several technical articles, presented within the U.S. and throughout the World.

"I feel fortunate to take on this leadership responsibility at an exciting time for Sonex," said Mr. Posey. "Our management team will undertake a diligent effort to place focus on bringing new products to the world marketplace, while fulfilling our current contract base".

"We are delighted to have Roger join Sonex as our President", said Dr. Andrew A. Pouring, CEO and founder of Sonex. "Roger brings a wealth of management and industry turnaround experience to Sonex and with his efforts we look forward to profitable growth as we continue to provide products to the marketplace. At our 2003 Shareholder Meeting in September, we announced the Company was focusing on business re-positioning, strengthening its internal capabilities, and planning for growth. Roger will play a major role in the continuing implementation of this strategy."


Contact: George E. Ponticas, CFO. Tel: 410-266-5556; email: sonex@erols.com; website www.sonexresearch.com



About Sonex

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its Sonex Controlled Auto Ignition (SCAI) combustion process to the automotive industry to improve fuel efficiency of gasoline powered vehicles in response to forthcoming increases in national vehicle fuel mileage standards. Additionally, independent third-party testing has confirmed the potential of the SCS application for direct-injected diesel engines to reduce harmful soot in-cylinder without increasing fuel consumption. Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel, such as in UAVs (unmanned aerial vehicles).


Caution Regarding Forward-Looking Statements

"Forward-looking" statements contained in this announcement, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. Additional information regarding the risks faced by Sonex is provided in the Company's periodic filings with the Securities and Exchange Commission under the heading "Risk Factors". Such filings are available upon request from the Company or online in the EDGAR database at www.sec.gov.


                                 ###





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 25, 2004

SONEX RESEARCH, INC.
Registrant


/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer